Exhibit 10.35

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

INTERNET SEARCH TRAFFIC AGREEMENT

This INTERNET SEARCH TRAFFIC AGREEMENT (the “Agreement”) dated June 29, 2007 (the “Effective Date”), is entered into by and between LOCAL MATTERS, INC., a Delaware corporation, with its principal offices at 1221 Auraria Parkway, Denver, Colorado 80204 (“LMI”) and YELLOWPAGES.COM LLC, a Delaware limited liability company, with its principal offices at 7 North Fair Oaks, Pasadena, California, 91103 (“YPC”) (each of LMI and YPC, a “Party”).

WHEREAS, LMI owns or operates a network of websites combining key domains including areaguides.net, city-guides.com and other neighborhood domains, and powers a number of affiliate partner sites, such as California.com and Fox Network Metro Guides, including (i) those identified on Exhibit A attached hereto, (ii) those which contain “areaguide”, “areaguides”, or “myareaguide” in the URL, (iii) those which contain sub branding or co-branding incorporating the “areaguides” name, or (iv) affiliate websites that are powered by LMI’s technology platform, in each of the foregoing cases, only to the extent that the webpages on the website are controlled by LMI (collectively, the “Area Guides Network”).

WHEREAS, YPC operates a network of websites that provide Internet Yellow Page search functions and sells advertising packages to businesses who wish to be listed in the Yellow Page search results on YPC’s network of websites and partners.

WHEREAS, YPC is interested in the potential of the Area Guides Network providing traffic in the form of Yellow Page searches from consumers on the Area Guides Network.

NOW THEREFORE, in consideration of the mutual covenants in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                      SEARCH TRAFFIC AND PROCESS DESIGN

1.1                               Search Traffic.

(a)                                  During the Term (as defined below), the Parties agree to work collaboratively to enable LMI to integrate YPC’s search results for United States businesses into its Area Guides Network portal interfaces in order to generate search traffic for YPC. Subject to LMI’s other contractual obligations under the Third Party Agreements (defined in Section 4.3 below), within forty-five (45) days of the Effective Date, LMI will fully implement on all Area Guides Network websites (i) search boxes where end users can search Yellow Pages listings by entering their search parameters and submitting their query and the end user is linked directly to

CONFIDENTIAL

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

a Results Page (the “Search Box”), (ii) named links for popular predefined Yellow Pages category search topics relevant to a particular location that link directly or indirectly to a Results Page (as defined below), and (iii) any “Yellow Pages,” “Business Search,” or “Find a Business” links that link directly or indirectly to a Results Page, in each case containing YPC Search Results (the links described in clauses (ii) and (iii), collectively, the “Search Links”). Upon completion of such task, the Parties shall execute a document acknowledging the completion of the implementation of Search Boxes and Search Links, and the date of execution thereof shall be referred to herein as the “Implementation Date”. LMI will determine the location and placement of the Search Boxes, and LMI will choose the topics for and location and placement of the Search Links in its reasonable discretion, implementing these positions above the fold on the webpage wherever practical. The query results will be served by YPC from its hosted facilities via an XML data feed and the specific category validation and search results (the “YPC Search Results”) will be presented to end users as co-branded page views on a website on the Area Guides Network that displays the names, addresses, and phone numbers and other relevant information that match the query from the Search Box or Search Link (the “Results Page”). End users will have the option to click on an individual link on the Results Page, which link shall open a new browser window with the corresponding search result on YPC’s website. The end user will be prompted by the category validation page if a search term entered into the Search Box was too broad to lead to specific business listings on the Results Page. The YPC category validation pages and Results Page will comply with the co-branding parameters set forth in Exhibit A.

(b)                                  LMI and YPC acknowledge and agree that one of the goals of this Agreement is to drive internet traffic to Results Pages so that the Search Fees approach or exceed the Cap (as defined below). If LMI intends to implement changes to websites in the Area Guides Network that could have a material adverse impact on the quantity of traffic sent to Results Pages, LMI will provide YPC at least 45 days advance notice of such intended changes along with a general description of the changes and the believed impact on traffic. YPC may provide LMI comments, suggestions, or other advice regarding the proposed changes (“YPC Comments”), and LMI will consider the YPC Comments in good faith.

1.2                               Search Results. All Search Links and Search Boxes located on any tabbed portion, delineated box (see screenshots on Exhibit E), or other section of any page  of an Area Guides Network website labeled “Yellow Pages” (“Yellow Pages Navigation Box”) will link to YPC Search Results, subject to LMI’s obligations under the Third Party Agreements. Any “Find a Business,” “Yellow Pages,” or “Business Search” buttons (or similarly labeled buttons directing a user to United States business listings) on any of the webpages on websites in the Area Guides Network will link to YPC Search Results, subject to LMI’s obligations under the Third Party Agreements. For avoidance of doubt, except as expressly described in this Section 1.2, and subject to the terms and conditions of this Agreement, including, but not limited to, the condition that under no circumstances will websites on the Area Guides Network link to or contain Prohibited Content or content that is provided by YPC Competitors, LMI will have sole control over all links, tabs, search boxes, advertisements, and other content, materials or widgets located on websites located on the Area Guides Network, including, without limitation, the right to link to third party content, websites, or materials.

Confidential

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

1.3                               Process Design. Prior to the launch of the Search Box or Search Links on the Area Guides Network websites and within twenty (20) days after the Effective Date, LMI will work with YPC to develop a mutually agreed-upon look and feel for the Search Box, the Search Links, any “Find a Business” button, “Business Search” button, Listing Link, and Results Page on the Area Guides Network websites with the intent of optimizing the traffic’s value to consumers and to search engine algorithms. All Yellow Pages Navigation Boxes and landing pages arrived at from clicking on a “Find a Business” button, “Business Search” button or Listing Link on any Area Guides Network webpage will contain YPC co-branding pursuant to the terms of Exhibit A.

1.4                               Data Delivery. Prior to the Effective Date, and as a condition precedent to LMI’s obligations under this Agreement, YPC will provide LMI with documentation as to the proper usage, data delivery, and display parameters of the YPC XML API, and LMI agrees to adhere to the guidelines contained therein (“XML Specs”). YPC further agrees to provide reasonable notification and support to LMI in the event it changes the format or delivery parameters of the XML API during the term of this Agreement.

1.5                               Traffic Credit. Within thirty (30) days after the Effective Date and for the duration of the Term, LMI shall assign traffic credit for all user traffic for the URLs of the Results Pages and all category validation pages to YPC for purposes of all Nielsen Net Ratings and comScore Networks syndicated audience measurement reports (including unique visitor, Yellow Page searches, and page view credits) and LMI shall execute any and all documentation required by Nielsen and comScore to effect such assignment of such URLs.

2.                                      LICENSES

2.1                               Content License. During the Term and subject to the terms and conditions of this Agreement, YPC grants LMI a non-exclusive, royalty-free, revocable right and license to:

(a)                                  display and temporarily store YPC’s name, trademarks, trade names, service marks and logos as are specified by YPC in writing from time to time (collectively, the “Company Marks”), solely for the purpose of incorporating the Company Marks into and displaying the Company Marks in the Search Box and Results Pages on the Area Guides Network websites; and

(b)                                  display, temporarily store, and modify (but solely to the extent necessary to configure, format and adapt to the application and look and feel of the Area Guides Network) the YPC Search Results solely for the purpose of displaying the YPC Search Results in the Results Pages on the Area Guides Network websites.

(c)                                  Use of the YPC Search Results for a purpose other than the permitted purposes outlined in Section 2.1(b) requires YPC’s prior written consent.

Confidential

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

2.2                               Limitations.

(a)                                  Subject to the co-branding requirements of Section 1.1(a), LMI may not attach any LMI trademarks, trade names, service marks or logos or Affiliate Sites’ trademarks, trade names, service marks or logos to YPC Search Results or Results Pages. LMI may not integrate or distribute any Company Marks or YPC Search Results (collectively, “YPC Content”) on Affiliate Sites that primarily feature content and materials related to the following categories:  (i) illegal activities (e.g. illegal drugs, terrorism, or criminal activities), (ii) pornographic or obscene materials, (iii) excessively graphic or explicit violence, or (iv) alcohol, tobacco, or weapons-related content (collectively, a “Prohibited Site”). In the event that LMI integrates or distributes YPC Content to a Prohibited Site, upon notice from YPC or if LMI otherwise becomes aware of such fact, LMI shall promptly cease further distribution of YPC Content to such Affiliate Site.

(b)                                  Except as allowed under this Agreement, LMI shall not republish, upload, post, or otherwise use any YPC Search Results or frame the YPC Search Results within any website other than websites in the Area Guides Network without YPC’s prior written permission. Systematic retrieval of data or other content from the YPC Search Results or database to create or compile, directly or indirectly, a collection, compilation, database or directory, without prior written permission from YPC, is prohibited.

2.3                               Ownership  LMI recognizes YPC’s claim of the validity of, and will do nothing inconsistent with, or which would negatively impact, YPC’s rights in and ownership of the Company Marks or the goodwill represented thereby. LMI further recognizes that all use of the Company Marks by it shall inure to the benefit of, and be on behalf of YPC. LMI has no right to register any Company Mark or any confusingly similar mark as a corporate or trade name, domain name, trademark or service mark in any country or territory. Further, as between the Parties, LMI acknowledges and agrees that YPC is the owner of the YPC Search Results and Company Marks. LMI acknowledges YPC’s claim (i) that the YPC Search Results are compilations formed by the collection and assembly of data that are selected, coordinated and arranged in such a way that they constitute original works of authorship for purposes of the Copyright Act (17 U.S.C. §101, et al.), (ii) that the inclusion of any YPC Search Results within LMI’s or the Area Guides Network’s database involves the copying of an original work of authorship protected under copyright, and (iii) that any database or other works of authorship which may include the YPC Search Results or any portions thereof, shall constitute a derivative work thereof, as such term is defined in Section 101 of the Copyright Act.

2.4                               Quality. LMI acknowledges and agrees that maintaining the goodwill associated with the Company Marks is of substantial importance to YPC. LMI therefore agrees that the Results Pages displaying the YPC Content and all web pages displaying the Company Marks shall meet or exceed the standard of quality agreed hereunder and those standards adhered to by LMI in the conduct of its own business. Upon request, all software and printed or electronically transmitted material in which the Company Marks are used hereunder shall be submitted in writing for review by YPC in advance and shall not be distributed or used in any manner without prior written approval of YPC or its authorized representative, which approval shall not be unreasonably withheld or delayed.

Confidential

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

2.5                               Use. LMI shall display the YPC Search Results in the exact manner in which YPC sends data to LMI. Any use of the YPC Content that is not authorized herein or in writing by YPC is strictly prohibited and may give rise to an act of infringement. YPC may edit or modify the YPC Content at any time in its discretion. Further, YPC may limit LMI’s use of the YPC Content at YPC’s sole discretion if YPC reasonably believes (i) LMI is in material breach of any provision of this Agreement related to the use of YPC Content, (ii) LMI’s use of YPC Content is in violation of any law, rule, or regulation, or (iii) LMI’s use of YPC Content exposes either Party to liability for such use, provided that in each of (i) – (iii) above YPC uses commercially reasonable efforts to provide LMI with advance notice of any pending limitation, but in all instances YPC shall provide LMI written notice of such limitation within three (3) days following implementation of the limitation. In the event that YPC limits LMI’s use of YPC Content pursuant to Section 2.5(iii) in a manner that has a material adverse effect on LMI for more than five (5) continuous business days, LMI may terminate this Agreement upon providing written notice to YPC. Any use of the YPC Content in breach of any terms of this Agreement shall be grounds for termination of this Agreement pursuant to Section 10. LMI shall strictly comply with all graphic and trademark standards for the Company Marks and shall place all trademark symbols on the Company Marks as provided to LMI by YPC as part of the Company Marks.

2.6                               Reservation of Rights. Except for the rights and licenses expressly granted herein, YPC and its affiliates reserve all right, title and interest in and to the YPC Content, and nothing contained in this Agreement shall be construed as conferring upon LMI any right or license in the YPC Content, by implication, estoppel or otherwise. Without limiting the generality of the foregoing, LMI is not authorized to (i) create any derivative works of the YPC Content, or to use or reproduce YPC Content for the purpose of extracting factual information therefrom, (ii) copy, reproduce, sell, transfer, distribute, license, modify, enhance, alter or otherwise use any data contained in the YPC Content other than with respect to display on Results Pages, or (iii) use the YPC Content to send unsolicited commercial e-mails or similar correspondence. LMI hereby transfers, conveys, and assigns, solely, irrevocably, perpetually and exclusively to YPC, agrees to so transfer, convey and assign to YPC, and agrees to cause its employees, agents and contractors to so transfer, convey and assign to YPC, all right, title and interest in and to the YPC Content and any modifications or derivative works thereof, including, without limitation, any rights in copyright or other intellectual property rights, which LMI may acquire or which may otherwise vest in LMI. LMI further agrees to execute such further grants and assignments as YPC may reasonably request from time to time for the purpose of further evidencing, enforcing, registering or defending its ownership of the YPC Content (“Assignments”), including, without limitation, all rights under copyright and other intellectual property rights therein, and LMI hereby constitutes and appoints YPC as its agent solely in the limited capacity to execute and deliver any such Assignments or other documents that LMI may fail or refuse to execute and deliver after having been provided such Assignments and a reasonable time to review the Assignments, this power and agency being coupled with an interest and being irrevocable.

Confidential

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

2.7                               Infringement.

(a)                                  YPC may, in its sole discretion, institute or defend infringement or other proceedings specific to the Company Marks as it deems appropriate and shall have the full opportunity to control the prosecution, defense or settlement thereof to the extent any such proceedings directly pertain to the Company Marks; provided however, that LMI shall have the right to institute or defend, at LMI’s expense, any proceedings or actions that implicate, relate to, or involve LMI, its affiliates, their trademarks, websites or business. If YPC undertakes the prosecution or defense of any litigation relating to the Company Marks, LMI will cooperate, at YPC’s expense, by executing documents and performing acts reasonably needed to assist with the prosecution or defense thereof. YPC will bear the expense of any prosecution or defense of such action, including damages and attorneys’ fees; provided however, to the extent that damages, expenses or attorneys’ fees are attributable to a breach of the terms of this Agreement by LMI, LMI shall reimburse YPC for all such expenses, damages and attorneys’ fees attributable to LMI’s breach. If LMI undertakes the prosecution and defense of any litigation caused by the Company Marks but relating to LMI, its affiliates, their trademarks, websites or business, YPC will cooperate, at LMI’s expense, by executing documents and performing acts reasonably needed to assist with the prosecution or defense thereof. LMI will promptly notify YPC in writing of any known challenge to the validity, registration, ownership or use of any of the Company Marks received by LMI.

(b)                                  If in YPC’s sole judgment, any claim or suit for infringement brought by a third party can be avoided or resolved by discontinuing use of the Company Marks, YPC will notify LMI accordingly, and LMI will discontinue using the applicable Company Marks upon ten (10) days’ (or such shorter period as may be required in an injunction) prior written notice from YPC to LMI, provided that the parties first will mutually work in good faith and with reasonable efforts to replace the applicable Company Marks with another mark or marks of YPC (“Replacement Marks”) for purposes of continued provision of the YPC Search Results. In the event the Company Marks are discontinued under this Section 2.7(b) and no Replacement Marks are provided by YPC within thirty (30) days of the discontinuation of the Replacement Marks, either party may terminate this Agreement upon written notice to the other party.

3.                                      FEES.

3.1                               Search Fees. YPC will pay to LMI an amount equal to [***] in U.S. dollars for each Unique Successful Query (“Search Fees”). A “Unique Successful Query” occurs when LMI successfully provides YPC Search Results on a Results Page within the Area Guides Network to an end user that originated from the Search Links, a Search Box, internet search engines, banner advertisements, e-mail marketing links, or with YPC’s prior written consent other internet marketing techniques, in each of the foregoing cases as long as the end user does not originate from a Prohibited Site. Unique Successful Queries include subsequent new searches by an end user referred to YPC’s website from a link contained within a Results Page so long as the end user performs additional searches on YPC’s website during the same browser session (“Subsequent New Searches”). [***] (c) searches generated by “robots,” “spiders,” “web crawlers,” or other automated processes, devices, algorithms, or methodology, nor (d) searches that return no business listing.

Confidential

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

(a)                                  Search Fee Cap. YPC is not obligated to pay more than [***] per month, in the aggregate, for Unique Successful Queries (the “Cap”). The Cap may be adjusted upwards for a subsequent Extension Period if the Cap was exceeded in at least three (3) of the first ten (10) months of the Initial Term or the immediately preceding Extension Period, as applicable. This adjustment will be made to set the revised Cap equal to the product of (a) the highest number of Unique Successful Queries in any given month during the Initial Term or Extension Period, as applicable, and (b) the then-current Search Fee; provided, however, that in no event will the Cap be increased by more than 20% in any Extension Period, unless by mutual agreement. LMI may not remove websites that it owns or controls from the Area Guides Network without the prior written consent of YPC. Websites may be removed from the Area Guides Network if LMI looses the right to publish a website owned or controlled by a third party.

(b)                                  Right of First Refusal. If LMI receives a bona fide written offer from a third party, who provides data similar to the YPC Search Results of comparable quality and geographic coverage, to pay LMI a fee for Unique Successful Queries that is higher than the then-current Search Fee, otherwise has restrictions on content usage, partnership flexibility, or traffic quantity limitations that are materially more advantageous to LMI (“Third Party Offer”), LMI must provide YPC notice of such higher Third Party Offer at least 90 days prior to the beginning of any Extension Period (as defined in Section 10.1 below) and YPC will have forty-five (45) days from YPC’s receipt of LMI’s notice to provide LMI written notice that YPC will match the Third Party Offer for the next Extension Period. If YPC provides written notice that it will match the Third Party Offer, the parties will promptly execute an addendum to this Agreement memorializing the changes that shall only become effective at the end of the Initial Term or then current Extension Period, as applicable.

3.2                               Intentionally Blank.

3.3                               Reporting. LMI and YPC will use reasonable efforts to agree upon data reporting obligations of the Parties within fifteen days of the Effective Date; provided however,  that YPC shall have no obligation to provide the YPC Content until the Parties have agreed on the form, format, content and timing of LMI’s reporting obligations. The parties acknowledge and agree that YPC will provide the tracking and reporting of Unique Successful Queries as part of this Agreement. If YPC desires that LMI perform additional tracking and reporting of events the parties will negotiate in good faith an amendment to this Agreement and YPC acknowledges that LMI may require additional fees for the purpose of cost recovery associated with the design and development of such reporting tools.

3.4                               Payments. YPC will pay to LMI all undisputed Search Fees required under Section 3.1 for the month in which such fees accrued within forty-five (45) days of YPC’s receipt of LMI’s invoice. All payments must be made in U.S. dollars. LMI may assess a late payment fee equal to 12% per annum on any undisputed amount not paid when due.

3.5                               Taxes. The Search Fees are exclusive of all sales and use taxes, and YPC will pay all applicable and valid sales and use taxes arising from the payment of Search Fees to LMI

Confidential

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

under this Agreement. LMI must separately state on each monthly invoice all such sales and use taxes.

3.6                               Audits. LMI will have the right, during normal business hours and upon at least ten (10) days prior notice, to audit YPC’s records relating to Unique Successful Queries conducted on the YPC website in order to verify that YPC has paid to LMI the correct amounts owed under this Agreement. The audit will be conducted at LMI’s expense, unless the audit reveals that YPC has understated the amount of such Unique Successful Queries by five percent (5%) or more over any 12 consecutive month period, in which case YPC will reimburse LMI for all reasonable costs and expenses incurred by LMI in connection with such audit, and YPC will promptly pay to LMI any amounts shown by any such audit to be owing. If the audit reveals that YPC has overpaid the amounts owed to LMI, LMI will promptly pay to YPC any amounts shown by any such audit to be owing. Such audits by LMI will be conducted no more than once in any period of twelve consecutive months. YPC will have the right, during normal business hours and upon at least ten (10) days notice to audit LMI’s records relating to the validity of searches or calculating amounts owed under this Agreement, including the traffic reporting described in Section 1.5 and Section 3.3 of this Agreement and the fees paid by YPC under Section 3.1 of this Agreement. Such audits by YPC will be conducted no more than twice in any period of twelve (12) consecutive months. The audit will be conducted at YPC’s expense, unless the audit reveals that LMI has overstated the amount of Unique Successful Queries by five percent (5%) or more over any 12 consecutive month period, in which case LMI will reimburse YPC for all reasonable costs and expenses incurred by YPC in connection with any such audit, and LMI will promptly pay to YPC any amounts shown by any such audit to be owing. If the audit reveals that YPC has underpaid the amounts owed to LMI, YPC will promptly pay to LMI any amounts shown by any such audit to be owing.

4.                                      EXCLUSIVITY; RIGHT OF FIRST REFUSAL

4.1                               Exclusivity. Except for the Third Party Agreements (as defined below), during the Term and subject to LMI’s obligations under Third Party Agreements, LMI agrees not to include, integrate, update or promote any Yellow Page search results, advertising services or any similar content for United States-based businesses on the Area Guides Network from the YPC competitors listed on Exhibit C (the “YPC Competitors”), and LMI agrees that YPC will be the sole provider of Yellow Pages search results for United States based businesses, Yellow Pages co-branded advertising services and similar Yellow Pages content directed at United States based businesses, without regard to the level of such use. [***] Subject to LMI’s obligations under Third Party Agreements, LMI further agrees that if YPC provides YPC Search Results to a Search Link on the [***], YPC will be the sole provider of Yellow Pages search data to the applicable Search Link. YPC acknowledges that this Agreement in no manner whatsoever impacts or limits LMI’s ability to license and service publishers with private label technologies and professional services

4.2                               New Sites. LMI may from time-to-time develop or acquire additional websites, or expand or modify its list of Area Guides Network affiliate partner websites (“Affiliate Sites”), which may contain Yellow Page search functionality. Subject to Section 2.2 and the remainder of this Section 4.2, Affiliate Sites and new LMI owned or operated websites will be deemed

Confidential

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

included in the Area Guides Network, provided that if the Cap is exceeded in two of the three (3) months immediately following inclusion of an Affiliate Site in the Area Guides Network, LMI may notify YPC and the Parties will negotiate in good faith a new increased Cap. If the Parties cannot mutually agree to a new Cap, the new Affiliate Site or LMI owned or operated websites will not be deemed part of the Area Guides Network for the purpose of this Agreement and LMI will not be encumbered by the exclusivity provisions of Section 4.1 with respect solely to the new Affiliate Sites or LMI owned or operated websites. YPC may decline inclusion of new Affiliate Sites or LMI owned or operated websites in the Area Guides Network, and LMI will remain encumbered by the exclusivity provisions of Section 4.1 with respect to these new Affiliate Sites or LMI owned or operated websites if the declined inclusion was for the purpose of protecting YPC from a material business conflict, resulting, for example, from the Affiliate Sites being deemed by YPC to be a Prohibited Site in its reasonable discretion.

4.3                               Wind Down. The parties acknowledge and agree that: (i) as of the Effective Date, LMI has pre-existing contracts with third-party providers of Yellow Page listings and content identified on Exhibit D (“Third Party Agreements”), and LMI is not in breach of any provision of this Agreement by virtue of the Third Party Agreements, and (ii) some of LMI’s obligations under this Agreement are contingent upon the termination or expiration of those Third Party Agreements. The date upon which all such Third Party Agreements have either expired or been terminated shall be referred to in this Agreement as the “Wind Down Date.”  LMI will use commercially reasonable efforts to promptly wind-down any Third Party Agreement, and LMI will not renew or extend any Third Party Agreement. LMI represents and warrants that each Third Party Agreement will have expired or been terminated by the date set forth on Exhibit D, and that LMI will take all commercially reasonable actions necessary to cause the Third Party Agreements to expire on or before such dates.

5.                                      REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants (i) that such Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) that such Party has the legal right and authority to enter into and perform its obligations under this Agreement; (iii) that the execution and performance of this Agreement will not conflict with or violate any provision of any law or any Third Party Agreements having applicability to such Party; and (iv) that this Agreement, when executed and delivered, will constitute a valid and binding obligation of such Party and will be enforceable against such Party in accordance with its terms.

6.                                      INDEMNIFICATION

6.1                               YPC Indemnification Obligations. YPC will indemnify, defend, and hold harmless LMI and its affiliates and their respective officers and directors from and against any losses, liabilities, damages, costs and expenses, including reasonable attorneys’ fees (cumulatively “Loss”), arising from (i) any breach of YPC’s representations or warranties under this Agreement, (ii) any third party claim or suit of infringement of any third party’s trademarks or service marks by the Company Marks, and (iii) any third party claim or suit alleging that the YPC Search Results infringe upon any copyright, trademark or any other intellectual property right of others or misappropriate a third party’s trade secret to the extent YPC has actual

Confidential

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

knowledge of such infringement or misappropriation; provided however, that YPC shall have no obligation or liability with respect to any Loss arising from any use of the YPC Content by LMI in breach of the terms of this Agreement.

6.2                               LMI Indemnification Obligations. LMI will indemnify, defend, and hold harmless YPC and its affiliates and their respective officers and directors from any Loss arising from (i) any breach of LMI’s representations and warranties under this Agreement, (ii) any third party claim or suit alleging that LMI’s use of the YPC Content that is a breach of the terms of this Agreement, infringes upon any rights in copyright, patent, trademark, trade secret or any other intellectual property right of others, is obscene, defamatory, libelous or slanderous, or violates any right of privacy, publicity or personality of others, and (iii) any third party claim or suit alleging that any LMI trademark or service mark infringes upon any trademark or any other intellectual property right of others.

6.3                               Indemnification Procedures. A party seeking indemnification (“Indemnitee”) will promptly notify the other party (“Indemnitor”) upon receiving notice of a claim for which Indemnitee seeks or may be entitled to indemnification; provided however, that Indemnitor’s obligations under this Section 6.3 shall not be excused by any failure by Indemnitee to provide such prompt notice, except to the extent that Indemnitor is actually prejudiced by such delay. Indemnitor shall, at its own expense, conduct such defense on Indemnitee’s behalf, subject to Indemnitee’s right (i) to approve the selection of defense counsel by Indemnitor, such approval not to be withheld unreasonably, and (ii) to participate in such defense by counsel of Indemnitee’s own choosing and at Indemnitee’s own expense; and further provided that Indemnitor shall not settle any claim against Indemnitee unless (x) Indemnitee approves such settlement in advance, (y) such settlement completely and forever releases Indemnitee from any and all claims of the complaining third party, which claims arise from the same transaction or occurrence giving rise to the original claims for which indemnification is sought, or (z) the settlement involves only the payment of money.

7.                                      LIMITATION OF LIABILITY

EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS UNDER SECTION 6, CONFIDENTIALITY OBLIGATIONS UNDER SECTION 8 AND DAMAGES SOUGHT AS THE RESULT OF FRAUD OR INTENTIONAL MISREPRESENTATION IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, REGARDLESS OF WHETHER SUCH LIABILITY ARISES IN CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY (INCLUDING NEGLIGENCE AND STRICT LIABILITY), EVEN IF THE PARTY FROM WHICH SUCH DAMAGES ARE SOUGHT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION UPON DAMAGES AND CLAIMS IS INTENDED TO APPLY WITHOUT REGARD TO WHETHER OTHER PROVISIONS OF THIS AGREEMENT HAVE BEEN BREACHED OR HAVE PROVEN INEFFECTIVE. EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS UNDER SECTION 6, CONFIDENTIALITY OBLIGATIONS UNDER SECTION 8 AND DAMAGES SOUGHT AS THE RESULT OF FRAUD OR INTENTIONAL MISREPRESENTATION, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR DIRECT

Confidential

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

DAMAGES IN EXCESS OF THE ACTUAL AMOUNTS PAID TO LMI UNDER THIS AGREEMENT DURING THE INITIAL TERM OR THE THEN CURRENT EXTENSION PERIOD, AS APPLICABLE, PRIOR TO THE ACT OR OMISSION GIVING RISE TO THE RELEVANT CLAIM.

8.                                      CONFIDENTIALITY OBLIGATIONS

8.1                               Ownership of Confidential Information. The Parties acknowledge that during the performance of this Agreement, each Party will have access to certain of the other Party’s Confidential Information or Confidential Information of third parties that the disclosing Party is required to maintain as confidential. Both Parties agree that all items of Confidential Information are proprietary to the disclosing Party or such third party, as applicable, and shall remain the sole property of the disclosing Party or such third party. “Confidential Information” shall mean all technical, business, and other information of a party hereto, whether obtained prior to, on, or after the date of this Agreement, that derives economic value, actual or potential, from not being generally known to others, including, without limitation, any technical or non-technical data, designs, methods, techniques, drawings, processes, products, inventions, improvements, methods or plans of operation, research and development, business plans and financial information of such party. The YPC Content in aggregated form shall constitute Confidential Information. The terms and conditions of this Agreement shall also constitute Confidential Information of each Party. The Parties agree that upon the conclusion of the Term of this Agreement, LMI will use industry standard methods to erase and delete from all databases used to store or retrieve such information all Confidential Information, including information pertaining to third parties collected and stored for the purpose of facilitating the use of the Starter Guides.

8.2                               Mutual Confidentiality Obligations. The Party receiving the Confidential Information (the “Receiving Party”) from the other Party (the “Disclosing Party”) under this Agreement will: (i) use the Confidential Information only to perform its obligations under this Agreement; (ii) not reproduce the Disclosing Party’s Confidential Information and will hold in confidence and protect the Disclosing Party’s Confidential Information from dissemination to, and use by, any third party; (iii) except as otherwise expressly permitted hereunder, will not create any derivative work from the Disclosing Party’s Confidential Information; (iv) restrict access to the Disclosing Party’s Confidential Information to such of its personnel, agents, and/or consultants, if any, who have a need to have access and who have been advised of and have agreed in writing to treat such information in accordance with the terms of this Agreement; and (v) return or destroy, pursuant to Section 10.3, all Confidential Information of the Disclosing Party in its possession upon termination or expiration of this Agreement. The Receiving Party will protect the Disclosing Party’s Confidential Information from unauthorized use, access, or disclosure in the same manner as the Receiving Party protects its own confidential or proprietary information of a similar nature and with no less than reasonable care.

8.3                               Confidentiality Exceptions. Notwithstanding the foregoing, the provisions of Sections 8.1 and 8.2 shall not apply to Confidential Information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party in violation of the Agreement; (ii) was available to the Receiving Party on a non-confidential basis prior to its

Confidential

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

disclosure by the Disclosing Party; (iii) becomes available to the Receiving Party on a non-confidential basis from a third party other than a Disclosing Party who is not otherwise bound by a confidentiality agreement with the Disclosing Party, or is otherwise not under an obligation to the Disclosing Party not to transmit the information to the Receiving Party; (iv) is already in the Receiving Party’s possession free of any confidentiality obligations with respect thereto at the time of disclosure; or (v) was independently developed by the Receiving Party without reference to or use of Confidential Information. Each Party may disclose Confidential Information (1) in response to an order of a court or other governmental body; provided however, that the Party making the disclosure pursuant to the order shall first have given notice to the other Party and made a reasonable effort to obtain a protective order; (2) as required by law or regulation to be disclosed; or (3) in order to establish a Party’s rights under this Agreement, including to make such court filings as may be required; provided however, that in each case, the Party required to disclose minimizes such disclosure to the extent legally permissible.

9.                                      NON-SOLICITATION

During the Term, LMI will not, (i) either directly or indirectly solicit YPC’s advertisers, or (ii) contact businesses to sell Internet Yellow Pages advertising or search engine marketing products. Notwithstanding the foregoing, LMI or its agents, may contact businesses in the normal course of its business for the purpose of selling advertising on portions of the Area Guides Network that are not subject to this Agreement, but LMI may not use, directly or indirectly, any YPC Competitors, to assist in this process. During the Term and for the six (6) month period thereafter, LMI will not use the YPC Content, including the list of YPC’s advertisers, as a leads list for the purpose of contacting potential new customers or business for existing links, which have a specific provider of search result content that is not YPC, and banners on the Area Guides Network.

10.                               TERM; TERMINATION

10.1                        Term. This Agreement shall commence on the Effective Date and shall end on the date that is [***] following the latter of the Implementation Date or the Wind Down Date (the “Initial Term”), unless terminated earlier in accordance with this Section 10. After the Initial Term, the Agreement will be automatically extended for successive one year periods (“Extension Periods”) unless otherwise terminated by either Party by giving notice to the other Party not less than forty-five (45) days prior to the end of the then applicable Initial Term or Extension Period. The Initial Term and any Extension Periods will collectively be known as the “Term.”

10.2                        Termination for Cause.

(a)                                  Either Party may, at its option, terminate this Agreement in the event of a material breach by the other Party. Such termination may be effected only through a written notice to the breaching Party, specifically identifying the breach or breaches on which such notice of termination is based. The breaching Party will have a right to cure such breach or breaches within thirty (30) days of receipt of such notice, and this Agreement shall terminate immediately if cure is not made within such thirty (30)-day period.

Confidential

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

(b)                                  YPC may, at its sole option, terminate this Agreement upon thirty (30) days’ prior written notice if, for two (2) consecutive months during an Extension Period, the number of Unique Successful Queries during each month drops more than [***] compared to the same month a year earlier.

10.3                        Effect of Termination. Upon termination of this Agreement for any reason, all licenses granted hereunder by YPC shall immediately cease and LMI shall promptly (but in no event later than five (5) business days following termination of this Agreement) remove any YPC Content from all web pages within the Area Guides Network in a manner that provides for an orderly transition and shall return to YPC or destroy upon YPC’s request all copies of any of the YPC Content.

11.                               MISCELLANEOUS

11.1                        Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Parties with respect to the subject matter of the Agreement and, except as specifically provided in this Agreement, supersedes and merges all prior or contemporaneous oral and written agreements, discussions and understandings between the Parties with respect to the subject matter of this Agreement, and neither of the Parties shall be bound by any conditions, inducements or representations other than as expressly provided for in this Agreement.

11.2                        Notices. All notices required by or relating to this Agreement shall be in writing and shall be sent by means of certified mail, postage prepaid, to the Parties to the Agreement at their respective addresses as set forth in the preamble hereto, or addressed to such other address as either Party may have given by written notice in accordance with this provision. All notices required by or relating to this Agreement may also be communicated by facsimile; provided however, that the sender receives and retains confirmation of successful transmittal to the recipient. Such notices shall be effective on the date indicated in such confirmation. In the event that either Party delivers any notice hereunder by means of facsimile transmission in accordance with the preceding sentence, such Party will promptly thereafter send a duplicate of such notice in writing by means of certified mail, postage prepaid, to the receiving Party, addressed as set forth above or to such other address as the receiving Party may have previously substituted by written notice to the sender.

11.3                        Force Majeure. Neither party shall be liable for failure to perform hereunder due to acts of war, public enemy, government, or any person engaged in subversive activity, riot or sabotage; due to Acts of God, including but not limited to fire, flood, storm, accident, explosion or other catastrophe, casualties, epidemic or quarantine restrictions, or any other cause beyond its reasonable control whether similar or dissimilar to any cause listed herein. In the event of such delay, the affected party shall promptly notify the other, and the parties shall consult for the purpose of taking whatever remedial action is mutually deemed appropriate.

11.4                        No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, will confer upon any person or entity, other than the Parties, their successors and permitted assigns, any legal or equitable right whatsoever to enforce any provision of this Agreement.

Confidential

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

11.5                        Independent Contractors. The parties to this Agreement are independent contractors. Except as otherwise expressly provided herein, nothing herein creates any joint venture, partnership, agency, employment, fiduciary or other relationship between the parties, and neither party is authorized to make contracts or commitments in the name of or on behalf of the other without the other party’s prior written approval.

11.6                        Amendments; Modifications. This Agreement may not be amended or modified except in a writing duly executed by both Parties.

11.7                        Assignment; Delegation. Neither Party may assign any of its rights hereunder, nor delegate any of its duties hereunder, without the prior written consent of the other Party, except that either Party shall be entitled to transfer its interests to a third party with which such Party is merged or which acquires all or substantially all of the assets or capital stock of such Party, and YPC may assign this Agreement to one of its Affiliates. Notwithstanding the foregoing, LMI shall not assign, transfer, or delegate any of its rights and interests hereunder to any YPC Competitors. LMI will use best efforts to provide YPC written notice at least thirty (30) days prior to any Change of Control of LMI, but in all instances LMI shall provide YPC written notice of a Change of Control of LMI within three (3) days following the Change of Control, and YPC shall have the right to terminate this Agreement upon receiving written notice of a Change of Control in which a YPC Competitor acquires Control of LMI. “Change of Control” shall mean the consummation of a transaction in which any entity becomes the beneficial owner, directly or indirectly, of securities of LMI representing fifty percent (50%) or more of the combined voting power of LMI’s then outstanding securities, or a transaction in which the stockholders of LMI approve:  (i) a plan of complete liquidation of LMI, or (ii) an agreement for the sale or disposition of all or substantially all of LMI’s assets, other than to an affiliate; or (iii) a merger, consolidation, or reorganization of LMI with or involving any other entity (other than an affiliate) other than a merger, consolidation, or reorganization that would result in the voting securities of LMI outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of LMI (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization. “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

11.8                        Severability. If any provision of this Agreement is invalid or unenforceable for any reason in any jurisdiction, such provision shall be construed to have been adjusted to the minimum extent necessary to cure such invalidity or unenforceability. The invalidity or unenforceability of one or more of the provisions contained in this Agreement shall not have the effect of rendering any such provision invalid or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provisions of this Agreement invalid or unenforceable whatsoever.

11.9                        Waiver. No waiver under this Agreement shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of such waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter

Confidential

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

described therein and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. Any delay or forbearance by either Party in exercising any right hereunder shall not be deemed a waiver of that right.

11.10                 Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to its principles regarding conflicts of law, and without regard to the United Nations Convention on the International Sale of Goods.

11.11                 Remedies Cumulative. Unless otherwise provided herein, all rights and remedies granted to each Party at law, in equity, or under this Agreement are cumulative and in addition to and not in lieu of any other rights or remedies, otherwise available to such Party.

11.12                 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one Agreement.

11.13                 Headings. The headings in this Agreement are inserted merely for the purpose of convenience and shall not affect the meaning or interpretation of this Agreement.

11.14                 Survival. The provisions of Sections 2.2, 5, 6, 7, 8, 10.3 and 11 shall survive the termination or expiration of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date, as set forth above.

LOCAL MATTERS, INC.

By:	/s/ Curtis Fletcher

Name:	Curtis Fletcher

Title:	SVP - Finance

YELLOWPAGES.COM LLC

By:	/s/ Charles Stubbs

Name:	Charles Stubbs

Title:	President and CEO

Confidential

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

EXECUTION COPY

EXHIBIT A

YPC Co-Branding Parameters

A.                                   The Yellow Pages category validation and Results Page shall satisfy the following requirements:

1.               Prominent YPC branding and location above the fold;

2.               Display of at least twenty-five (25) YPC listings (if available) per page in the primary search results pages, with at least three (3) YPC listings above the fold;

3.               YPC advertiser listings must appear above all other listings and their display must mimic YPC prioritization; provided however, that the Parties may mutually agree to exceptions (e.g. for “Find Nearby” searches, map display, compare pages);

4.               Display must use YPC category and market scoping; provided however, that LMI may (a) enable the “Find Nearby” search option or (b) enable the ability to select a set of businesses for comparison or (c) save a business listing to a “My Places” list, in all cases only with prior written design approval from YPC;

5.               Links on YPC-provided listings link to YPC or webpages designated by YPC;

6.               Maximum of three (3) paid advertisements from Overture, Google or other companies not listed as YPC Competitors on Exhibit C (“Sponsored Listings”) permitted on the top or side of the returned listings and in a side panel display within the Starter Guides; provided however, that Sponsored Listings may not include advertisements of YPC Competitor products or advertisements provided by YPC Competitors; and

7.               YPC permitted to display ads below Sponsored Listings or to the right of Sponsored Listings (“Tile Ads”). LPI and YPC will work to choose a mutually agreed upon placement for Tile Ads.

Local Matters will be allowed to display a banner ad across of the top of the Results Page as long as the advertiser is not a YPC Competitor.

B.                                     Partial List of Area Guides Network

Arizona.com

CitiesUnlimited.com

Local Fox News Affiliate Websites

Texas.com

UsaCityLink.com

ALABAMA.COM

Aloha.com

CONFIDENTIAL

California.com

CoeurDAlene.com

Georgia.com

Idaho.com

Indiana.com

Kissimmee.com

Louisiana.com

Mississippi.com

missouri.com

Nebraska.com

Newjersey.com

Newportnews.com

northcarolina.com

pennsylvania.com

Confidential

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

EXHIBIT B

[Intentionally Blank]

Confidential

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

EXHIBIT C

YPC Competitors

[***]

Confidential

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

EXHIBIT D

Third Party Agreements

Agreement	Termination/Expiration Date
Co-Branded Yellow Pages and White Pages Directory Services Agreement with Verizon (Superpages)	[***]
Intelius Content Distribution Agreement	[***]
RHD	[***]
ServiceMagic Content License Agreement	[***]
LendingTree Marketing Agreement	[***]

Confidential

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

EXHIBIT E

Screenshots

The below Screenshot shows an example of a Yellow Pages Navigation Box.

Confidential

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

The below Screenshot shows a example of a Results Page.

Confidential

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

The below screen shot shows an example of a search box that would NOT be considered a Yellow Pages Navigation Box. Some but not all of the search results from this search box would go to YPC Results.. The Yellow Pages link would go to YPC results.

Confidential

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

The Screenshot below shows an example of a Starter Guide. It shows an example of a Category Sections and Listing Links.

Confidential

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

The Screenshot bellows shows an example of a Find Nearby search box that may or may not return YPC results. The results cannot be provided by a YPC Competitor. It also shows another Results Page.

Confidential

[  ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.